Exhibit 10.9

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.

NOT AN OFFICIAL TRANSLATION]

Information -2013.9.4- China South Publishing & Media Group Co., Ltd. Hunan Education Press Branch

Cooperative Agreement on Aids of Primary School New Curriculum Standard English Textbook Edition 2012

Party A: China Information Technology Education Magazine Co., Ltd.

Party B: China South Publishing & Media Group Co., Ltd. Hunan Education Press Branch

Through friendly consultation, Party A and Party B conclude the agreement on compilation and publication matters of supporting aids (hereinafter referred to as the aids) for Compulsory Education Curriculum Standard Textbook approved by Primary and Secondary School Textbooks Authorized Committee in 2012 – English (Starting from Grade 3 of Primary School) (Volume 1-8).

This agreement is the supplementary agreement of the “Cooperative Agreement on Revision of Primary School English Textbooks” signed by Party A and Party B on April 25, 2011. The copyright and exclusive publishing right involved in this supplementary agreement will be subject to relevant statements in “Cooperative Agreement on Revision of Primary School English Textbooks” signed by Party A and Party B on April 25, 2011, i.e. Party A and Party B will share the copyright of the textbooks, aids, tapes and digital publications, and no other third party will enjoy the copyright. The copyright authorization issues with regard to the aids of the textbooks will be approved by both Party A and Party B.

I. Cooperative items

The cooperative items contain the revision, version design, composing, editing, proofreading and printing of the aids (teacher’s book, activity manual and audio tape). (As required by teacher training, textbook sustainable development and supporting services, the digital courseware of the full set of textbooks will be developed simultaneously at the expense of Party B. Party A can use the courseware, and the use expense will be consulted separately.)

II. Foundation of Cooperation

1. Under joint effort and active cooperation of Party A and Party B, the 2012 edition new curriculum standard primary school English Textbook I and II for Grade 3 applied to the Ministry of Education in 2012 have been approved by Primary and Secondary School Textbooks Authorized Committee. The English Textbook I and II for Grade 4 to Grade 6 applied in 2013 have passed the approval of Primary and Secondary School Textbooks Authorized Committee smoothly.

2. In order to use the textbook effectively and construct three dimensional textbook supporting system, Party A and Party B cooperate continuously and launch the revision of this set of aids.

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3. The signature of the copyright and compilation right of the aids is “Compiled/Written by Primary School English Textbook Editorial Committee”. The signature of publishing unit shall be consistent with the signature of textbook publisher. Forewords and Postscript will be written by textbook editorial committee of Party B after consultation of Party A and Party B.

III. Contents of Cooperation

Since many contents of 2012 edition new curriculum standard English textbooks are revised, in order to comply with the requirements of curriculum standards, the textbooks are revised comprehensively. Therefore, the aids supporting the textbooks shall be revised correspondingly, including version and style redesign. Party A and Party B will jointly invest to development so that the comprehensive revision of the aids can be carried out in order.

1. Except personnel, Party A and Party B shall input fund with certain proportion to support the revision of supporting aids. Party A and Party B will jointly organize relevant personnel for revision, composing, design and production of supporting aids. Relevant expenses will be paid from the cooperation fund. Through consultation, Party B will take charge of acquisition, editing, composing and production while Party A shall help proofread the samples.

2. The budget for revision of aids (referring to the appendix) is 342,800 Yuan, among which, Party A will assume 30%, i.e. 102,840 Yuan and Party B will assume 70%, i.e. 239,960 Yuan (note: Party A and Party B will invest jointly for revision of textbooks with proportion of 3:7, and share the copyright). After consultation of both parties, the subsequent aids will be acquired, edited, composed and produced by Party B. Party B shall pay the production expenses beforehand, and after completion of the project, Party B will settle with Party A according to proportion. The specific settlement method will be consulted separately.

3. Party B shall provide ISBN number and tape publication number (the ISBN sources will not be counted into expenses temporarily) of the aids, and handle entrusted printing for Party A for nonlocal publication (outside the province).

4. The scope of fund use for comprehensive revision of the aids is restricted as follows:

(1) The payment for revision paid to writers shall be agreed in the publication contract signed with the writer (Party B will compose the draft and pay beforehand. The standard of payment will be confirmed by both parties through consultation, with publication contract and payment bill as evidence. In case of any dispute on payment standard, both parties can consult to select another writer).

(2) The expenses for audio tape and CD motherboard making will be agreed by signing agreement with the production company (the expenses for Grade 3 will be paid by Party A beforehand, for Grade 4 to Grade 6 will be arranged by Party B. The payment standard shall be consulted by both parties with cooperative agreement and payment bill as evidence. In case of any dispute on payment standard, negotiate with a more preferential tape motherboard production company).

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(3) Pay the cover design fee for art editor and designer (the existing pictures of some textbooks have been paid in textbook revision fund, and here the expenses will not be calculated repeatedly).

(4) Pay necessary composing and production expenses (with actual payment bill for composing expenses as evidence).

Since the cooperation fund budget of the aids is estimated according to current social material price level, unpredictable situations may occur. In that case, Party A and Party B shall consult separately.

IV. Miscellaneous

Party A and Party B will start the revision of aids as soon as the “Notice on Compulsory Education Curriculum Standard Textbook Review” from Basic Education Department II of Ministry of Education is received.

1. For unaccomplished matters of this agreement, Party A and Party B shall sign supplementary cooperative agreement separately through consultation.

2. During performance of this agreement, the disputes shall be solved firstly by consultation; if consultation fails, either party can submit to the people’s court for arbitration.

3. The validity period of this agreement is 8 years from the signing date of both parties. Later, both parties will consult for renewal.

4. This agreement is made in duplicate, one copy for each party with equal legal validity.

Party A: China Information Technology Education Magazine Co., Ltd. (Sealed) Legal Representative/Authorized Agent: Sep. 4, 2013	Party B: China South Publishing & Media Group Co., Ltd. Hunan Education Press Branch (Sealed) Legal Representative/Authorized Agent: Sep. 4, 2013

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Appendix: Budget for Revision of Aids

To sum up the following three items, the budget is totally 342,800 Yuan. (Note: the ISBN sources of Party B will not be counted to the expenses temporarily)

1. Payment for writer: 243,000 Yuan

	3 I	3 II	4 I	4 II	5 I	5II	6 I	6 II	Total
Teacher’s book	20,000 Yuan	20,000 Yuan	20,000 Yuan	20,000 Yuan	20,000 Yuan	20,000 Yuan	20,000 Yuan	20,000 Yuan	243,000 Yuan
Activity manual	10,000 Yuan	10,000 Yuan	10,000 Yuan	10,000 Yuan	10,000 Yuan	10,000 Yuan	10,000 Yuan	10,000 Yuan
Version design	3,000 Yuan

(1) Teacher’s book: 100 Yuan/1000 words; 8 sheets per volume, 128 pages, 200,000 words, totally 8 Volumes, 160,000 Yuan.

(2) Activity manual: 100 Yuan/1000 words (including illustration); 1.5 sheets per volume, 72P, 100 Yuan/1000 words × 100 = 10,000 Yuan; totally 8 Volumes, 80,000 Yuan.

(3) Cover and version design: 3000 Yuan (totally 12 covers for magnetic tape, teacher’s book, and activity manual).

(4) Party B has paid payment for writers for Volume I and II of Grade 2 – 3.

2. Audio tape motherboard making fee: 54,000 + 19,400 = 73,400 Yuan

	3 I	3 II	4 I	4 II	5 I	5II	6 I	6 II	Total
Textbook read tape	7,000 Yuan	7,000 Yuan	6,500 Yuan	6,500 Yuan	6,500 Yuan	6,500 Yuan	6,500 Yuan	6,500 Yuan	73,400 Yuan
Activity practice tape	2,700 Yuan	2,700 Yuan	2,500 Yuan	2,500 Yuan	2,500 Yuan	2,500 Yuan	2,500 Yuan	2,500 Yuan
Expenses	19,400 Yuan		18,000 Yuan		18,000 Yuan		18,000 Yuan

One audio tape (40 - 60 min) is for each volume of textbook and activity manual. Four tapes for each grade, and expense for each grade is 18,000 Yuan (the magnetic tape making fee for grade 3, totally 19,400 Yuan has been paid by Party A. Totally 54,000 Yuan for grade 4 to 6 will be paid by Party B beforehand, and settled separately). (Specific payment will be subject to the agreement)

3. Composing fee: 26,400 Yuan (after actual expense is generated, the payment bill of the publication department will be used as certificate. Party B will pay in advance, and the expenses will be settled by both parties after the project is completed)

	3 I	3 II	4 I	4 II	5 I	5II	6 I	6 II	Total
Teacher’s book	2014 Yuan	2014 Yuan	2014 Yuan	2014 Yuan	2014 Yuan	2014 Yuan	2014 Yuan	2014 Yuan	26,400 Yuan
Activity manual	1286 Yuan	1286 Yuan	1286 Yuan	1286 Yuan	1286 Yuan	1286 Yuan	1286 Yuan	1286 Yuan

(1) Teacher’s book: 8 sheet, 185mm×260mm, black and white, 13 Yuan per page; 128 × 13 = 1664 Yuan; expense for sample, cover printing and production is 350 Yuan; totally 2014 Yuan for each volume, and 16,112 Yuan for 8 volumes.

(2) Activity manual: 4.5 sheet, 185mm×260mm, black and white, 13 Yuan per page; 72 × 13 = 936 Yuan; expense for sample, cover printing and production is 350 Yuan; totally 1286 Yuan for each volume, and 10,288 Yuan for 8 volumes.

Note: For aforesaid budget, after the project is completed, Party A and Party B will settle and share the expenses according to the agreement. The early costs will be paid by Party B temporarily.

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Circulation Agreement on Aids of Primary School New Curriculum Standard English Textbook Edition 2012

Party A: China Information Technology Education Magazine Co., Ltd.

Party B: China South Publishing & Media Group Co., Ltd. Hunan Education Press Branch

Through friendly consultation, Party A and Party B conclude the agreement on circulation matters of supporting aids (hereinafter referred to as the aids) for Compulsory Education Curriculum Standard Textbook approved by Primary and Secondary School Textbooks Authorized Committee in 2012 – English (Starting from Grade 3 of Primary School) (Volume 1-8).

This agreement is the supplementary agreement of the “Cooperative Agreement on Revision of Primary School English Textbooks” signed by Party A and Party B on April 25, 2011.

I. Cooperative items

The cooperation contains publication, promotion and settlement of the textbooks and aids (teacher’s book, activity manual and magnetic tape).

II. Contents of Cooperation

1. Scope of circulation: Party A shall take charge of all issues for circulation of the aids in Henan Province. Party B shall take charge of all issues for circulation of the aids in Hunan Province. In addition, both Party A and Party B can develop circulation market outside the existing market regions of both parties. The market outside the existing regions adopts copyright royalty mutual payment system.

2. Profit distribution: For circulation in Hunan province, Party B shall pay 4% of total price of textbook and 3% of total price of aids as copyright royalty to Party A. Either Party A or Party B shall notify each other before circulating the textbooks and aids outside the existing markets of both parties in Henan province and Hunan province to avoid market overlap. Secondly, the copyright royalty mutual payment way is adopted, i.e. Party A and Party B share the actual circulation profits of textbooks and aids according to proportion of 8:2 (the main publishing party enjoy 80% profits and the other party enjoys 20%). Party A and Party B shall enjoy the profit sharing principle in new markets outside the existing market regions in Henan province and Hunan province.

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3. Supply and discount: Except Hunan province and Henan province, in the circulation markets developed by both parties, the delivery discount must be approved and notified by both Party A and Party B through consultation; if the supply of certain product in certain area is small, Party A and Party B can delivery for each other, i.e., if Party A needs Party B to deliver certain product, Party A shall pay 6% of total price of textbooks and 4% of total price of aids to Party B when settling except the printing costs of the products delivered by Party A for Party B (specific situations can be consulted separately), vice versa.

In the developed circulation market, in case of particular situations of cultivating market, Party A or Party B can communicate with each other about delivery discount and market expansion problems by means of memo to gain common sense on settlement rate and regional market development.

4. Date of settlement: The copyright royalty of textbooks and aids will be settled by Spring and Autumn for circulation in these two seasons. After the total price is received from either Party A or Party B, the party shall issue official invoice for the other party.

5. Textbook services: Party A and Party B take charge of teacher’s training expenses in respective circulation region. Experts will share the resources. Moreover, as required sustainable development of textbook and teacher training, the digital courseware of the full set of textbooks will be developed simultaneously at the expense of Party B. Party A can use the courseware, and the use expense will be consulted separately.

III. Miscellaneous

1. The validity period of this agreement is 8 years from the signing date of both parties. Later, both parties will consult for renewal.

2. The unaccomplished matters of this agreement shall be solved firstly by consultation; if consultation fails, either party can submit to the people’s court for arbitration.

3. This agreement is made in duplicate, one copy for each party with equal legal validity.

Party A: China Information Technology Education Magazine Co., Ltd. (Sealed) Legal Representative/Authorized Agent: Sep. 4, 2013	Party B: China South Publishing & Media Group Co., Ltd. Hunan Education Press Branch (Sealed) Legal Representative/Authorized Agent: Sep. 4, 2013

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